Exhibit 99.1

Signet Jewelers Announces First Phase of Strategic Outsourcing of Credit Portfolio

Sale of $1.0 Billion of Prime-Only Credit Quality Receivables and Seven-Year Strategic
 Partnership with Alliance Data in Accretive, Value-Enhancing Transaction

Substantially De-Risks Balance Sheet; Plans to Deploy $1.0 Billion in Anticipated Proceeds to
 Reduce Debt and Repurchase Shares

Preliminary Agreement with Genesis for Five-Year Strategic Partnership to Service
 Secondary Credit Program

Introduction of Lease-Purchase Program in Partnership with Progressive Leasing

HAMILTON, Bermuda, May 25, 2017 – Signet Jewelers Limited (“Signet”) (NYSE:SIG), the world's largest retailer of diamond jewelry, announced today the first phase of the strategic outsourcing of its in-house credit program and outlined steps to achieve a fully-outsourced program structure.

The first phase, which is designed to substantially maintain the full spectrum of Signet’s retail financing options and net sales, is expected to be fully implemented by October 2017 as outlined below:

•
Alliance Data Primary Program: Signet will sell $1.0 billion of its prime-only credit quality accounts receivable to Alliance Data Systems Corporation (“Alliance Data”) (NYSE: ADS) at par value. Additionally, under a seven-year agreement, Alliance Data will become the primary provider of credit funding, servicing and associated program functions to Signet’s Kay, Jared and Regional brands’ customers.

•
Genesis Secondary Program: Signet will retain the existing non-prime accounts receivable on its balance sheet and continue to originate new accounts, while outsourcing the credit servicing functions of those accounts to Genesis Financial Solutions (“Genesis”) with an initial term of five years.

•
Progressive Leasing Lease-Purchase Program: Signet will form a seven-year partnership with Progressive Leasing (“Progressive”), a subsidiary of Aaron’s, Inc. (NYSE: AAN), to provide a lease-purchase payment program to Signet customers who do not qualify for Signet’s credit programs, or do not wish to pursue a credit option to access Signet’s merchandise.

Following the successful implementation of the first phase, which is expected to occur by October 2017, Signet will have completed the sale of approximately 55% of its credit portfolio to Alliance Data, and established long-term third party relationships to service its full credit programs.

As part of the second phase, Signet intends to fully outsource its secondary credit programs, including the sale of the remaining receivables on its balance sheet, as well as funding for new non-prime account originations. The Company plans on engaging in discussions with capital providers to finalize the fully-outsourced structure.

Todd Stitzer, Chairman of Signet’s Board of Directors, said: “Today’s announcement is a significant milestone on our journey toward becoming the world’s premier jeweler. Our Board is extremely pleased with the progress our management team has made in structuring a strategic, phased outsourcing of our credit program. By rolling out tailored outsourcing solutions for various tiers of our in-house credit program, we believe we will be able to substantially meet the strategic priorities we initially set for Signet: eliminating material credit risk from our balance sheet, maintaining net sales and streamlining our business model, while minimizing the potential impact on our operations and creating value for our shareholders.”

Mark Light, Chief Executive Officer of Signet, said: “We believe today’s announcement regarding the first phase of the strategic outsourcing of our credit portfolio will unlock significant value as it drives EPS accretion and increases our capital efficiency, while enabling us to maintain the full spectrum of our competitive retail credit offering and net sales. Additionally, we will continue to pursue a fully-outsourced model that removes the remaining credit risk from our balance sheet through capital providers.”

Mr. Light added: “Further demonstrating our commitment to create shareholder value, we plan to direct the net proceeds from this transaction to reduce our outstanding debt and return capital in the form of share repurchases. We remain focused on enhancing customer experience and driving the growth of our OmniChannel retail platforms.”

Alliance Data Primary Program Partnership:

Signet and Alliance Data reached an agreement where Alliance Data will acquire $1.0 billion prime-only credit quality portion of Signet’s existing credit portfolio at par value at the time of closing, which is expected in October 2017.

In addition, the two companies have entered into a seven-year program agreement under which Alliance Data will become the primary provider of private-label credit card services and associated card marketing and servicing functions to Signet USA’s brands. Signet will receive future payments related to the performance of the credit program after the sale is completed under an economic-sharing agreement. As part of this partnership, Signet will have access to Alliance Data’s full suite of innovative mobile marketing solutions and personalized marketing services, in addition to the data services provided by Alliance Data’s Epsilon® business.

Alliance Data is a leading global provider of data-driven marketing and loyalty solutions, and its Columbus, Ohio-based card services business is a premier provider of branded private label, co-brand and commercial credit programs. Alliance Data will also retain a portion of Signet’s existing customer care operations in Akron, OH, including facilities and approximately 250 employees as part of the transaction.

Genesis Secondary Program Partnership:

Signet and Genesis Financial Solutions entered into a preliminary agreement where Genesis will service Signet’s non-prime accounts receivable, including operational interface and customer servicing, with an initial term of five years. In the first phase, Signet will retain the existing non-prime receivables on its balance sheet and continue to fund new non-prime account originations to ensure continued access to the full spectrum of its credit programs. The receivables serviced through Genesis will convert to contractual aging methodology.

Genesis Financial Solutions is a leading provider of private label credit programs for non-prime consumers. As part of the agreement, Genesis will retain a portion of Signet’s existing credit and customer care operations in Akron, OH, including facilities and approximately 650 employees. The outsourcing of credit servicing and operational interface to Genesis will eliminate associated selling, general and administrative (“SGA”) expenses of Signet. The secondary program partnership is expected to launch in October 2017.

Progressive Lease-Purchase Program Partnership:

In addition, Signet announced today a seven-year partnership with Progressive Leasing, to provide a lease-purchase payment option to customers who do not wish to pursue a credit option to access Signet’s merchandise, or may not be eligible for credit programs. This includes customers who will no longer be extended credit through Signet’s credit programs, as well as those who previously did not have a payment option to access Signet’s merchandise. We expect this program to generate incremental revenue for Signet by capturing customers who did not wish to pursue, or previously did not have access to a credit program.

The program is expected to become available starting in July 2017 at Signet’s U.S. stores and fully implemented by the end of August 2017.

Under the new offering, Progressive Leasing will purchase merchandise from Signet for leasing to customers who qualify for the program upon acceptance of terms and completion of the purchase. As a result, Progressive Leasing will assume any financial risk from leasing of the merchandise. Progressive Leasing was selected for its industry-leading technology, ability to scale with Signet’s portfolio and exceptional customer experience.

Path to Completion:

The Alliance Data transaction is expected to close in October 2017, subject to regulatory approval and customary closing conditions, and the servicing agreement with Genesis is expected to commence at the same time.

The transition process, including systems integration activities, will be led by the management teams of Signet Jewelers, Alliance Data and Genesis. Project planning for the transition has already commenced. Signet expects a successful and seamless conversion of the relevant portions of its credit operations to Alliance Data and Genesis.

Financial Impact:

The first phase of the outsourced partnership structure is designed to substantially maintain Signet’s net sales. The transaction is expected to be accretive to earnings per share in the first full year of operations based on current stock prices and an October 2017 close. The Company expects an improved cash flow profile and capital efficiency with a slight decline in operating income from the sale of its primary credit program.

After closing, Signet will no longer offer credit insurance as a part of its credit offering, which has been included in the anticipated financial impact of the transaction. This will further simplify the in-store selling process.

The conversion to contractual aging methodology for the non-prime accounts receivable that will remain on Signet’s balance sheet is not expected to have a material impact on Signet’s financial statements.

Signet expects to realize a non-cash pretax gain due to a reclassification of receivables that will be purchased by Alliance Data from “assets held for investment” to “assets held for sale” in the second quarter of fiscal 2018. This excludes estimated transaction costs of $35 million to $45 million in fiscal 2018.

The Company will provide any updates to its financial statements and projections, if necessary, to reflect the impact of the transaction at a future date.

Capital Allocation:

Signet intends to use the proceeds from the sale of its prime receivables to Alliance Data to repay its $600 million securitization facility and repurchase shares over time depending on market conditions. The Company maintains the flexibility to repurchase shares in advance of the close of the transaction.

The Company provided the following update to its capital allocation:

•	Adjusted leverage ratio goal between 3.0x to 3.5x based on the revised leverage ratio calculation that reflects pro forma capital structure.
•	Distribution of 70%-80% of free cash flow in the form of share repurchases and dividends, excluding the proceeds from the credit portfolio sale.

The Company is committed to maintaining an investment grade profile with a strong balance sheet that provides flexibility to fund its business strategy.

Advisors:

Goldman, Sachs & Co. is serving as financial advisor and Simpson Thacher & Bartlett LLP is serving as legal advisor to Signet Jewelers.

Conference Call:

A conference call is scheduled today at 8:30 a.m. ET and a simultaneous audio webcast and slide presentation are available at www.signetjewelers.com. The slides are available to be downloaded from the website. The call details are:

Dial-in:	+1 647 788 4901

Confirmation Code:	6183926

A replay and transcript of the call will be posted on Signet's website as soon as they are available and will be accessible for one year.

About Signet and Safe Harbor Statement:

Signet Jewelers Limited is the world’s largest retailer of diamond jewelry. Signet operates approximately 3,600 stores primarily under the name brands of Kay Jewelers, Zales, Jared The Galleria Of Jewelry, H.Samuel, Ernest Jones, Peoples and Piercing Pagoda. Further information on Signet is available at www.signetjewelers.com. See also www.kay.com, www.zales.com, www.jared.com, www.hsamuel.co.uk, www.ernestjones.co.uk, www.peoplesjewellers.com and www.pagoda.com.

This release contains statements which are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, based upon management’s beliefs and expectations as well as on assumptions made by and data currently available to management, appear in a number of places throughout this document and include statements regarding, among other things, Signet’s results of operation, financial condition, liquidity, prospects, growth, strategies and the industry in which Signet operates. The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to a number of risks and uncertainties, including but not limited to Signet’s expectations, including timing, regarding the anticipated closings of the various credit portfolio transactions, the entry into the servicing agreement as contemplated by the preliminary agreement, the success of discussions with capital providers to achieve full outsourcing, statements about the benefits of the credit portfolio sales including future financial and operating results, Signet’s or the other parties’ ability to satisfy the requirements for consummation of the agreements relating to the credit portfolio transactions, including due to regulatory or legal impediments, the outcome of Signet’s conversion of its accounting methodology, the effect of regulatory conditions on the credit purchase agreements and credit program agreements, general economic conditions, regulatory changes following the United Kingdom’s announcement to exit from the European Union, a decline in consumer spending, the merchandising, pricing and inventory policies followed by Signet, the reputation of Signet and its brands, the level of competition in the jewelry sector, the cost and availability of diamonds, gold and other precious metals, regulations relating to customer credit, seasonality of Signet’s business, financial market risks, deterioration in customers’ financial condition, exchange rate fluctuations, changes in Signet’s credit rating, changes in consumer attitudes regarding jewelry, management of social, ethical and environmental risks, security breaches and other disruptions to Signet’s information technology infrastructure and databases, inadequacy in and disruptions to internal controls and systems, changes in assumptions used in making accounting estimates relating to items such as extended service plans and pensions, risks related to Signet being a Bermuda corporation, the impact of the acquisition of Zale Corporation on relationships, including with employees, suppliers, customers and competitors, and our ability to successfully integrate Zale Corporation’s operations and to realize synergies from the transaction.

For a discussion of these and other risks and uncertainties which could cause actual results to differ materially from those expressed in any forward-looking statement, see the “Risk Factors” section of Signet's Fiscal 2017 Annual Report on Form 10-K filed with the SEC on March 16, 2017. Signet undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by law.

Investors:

James Grant, 1-330-668-5412

VP Investor Relations

or

Media:

David Bouffard, 1-330-668-5369

VP Corporate Affairs

# # #